EXHIBIT 10.1


                   PROPERTY MANAGEMENT AND ADVISORY AGREEMENT
                                     BETWEEN
                            AMERIVEST PROPERTIES INC.
                                       AND
                          SHERIDAN REALTY ADVISORS, LLC


     THIS AGREEMENT dated as of December 22, 1999, between AmeriVest Properties Inc., a Maryland corporation (the "Company") and Sheridan Realty Advisors, LLC, a Colorado limited liability company (the "Advisor")

                              W I T N E S S E T H:

     WHEREAS, the Company owns certain real estate, including office and self-storage assets; and

     WHEREAS; the Company is qualified as a real estate investment trust as defined in the Internal Revenue Code of 1986, as the same may be amended or modified from time to time (which, together with any regulations and rulings issued from time to time thereunder is hereinafter called the "Code"), and invests its funds in investments permitted for a real estate investment trust; and

     WHEREAS, the individuals associated with the Advisor have extensive experience in the acquisition, operation, management, administration and disposition of real estate assets and in real estate capital markets; and

     WHEREAS; the Board of the Directors of the Company decided on November 12, 1999 that it was in the Company's best interests to pursue an arrangement to avail itself of the experience, sources of information, advice and assistance of the Advisor and to have the Advisor perform the duties and responsibilities hereinafter set forth, on behalf of and subject to the supervision of the directors of the Company (the "Directors"), as provided herein; and

     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:

     1. Duties of the Advisor. Subject to the supervision of the Directors, the Advisor will be responsible for the day-to-day operations of the Company and, subject to Section 17 hereof, shall provide such services and activities relating to the assets, operations and business plan of the Company as may be appropriate, including:

          1.1 preparing and submitting an annual budget and business plan for approval by the Directors (the "Business Plan");

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          1.2 using its best efforts to present to the Company for approval by the Directors, a continuing and suitable investment program consistent with the investment policies and objectives of the Company as set forth in the Business Plan;

          1.3 using its best efforts to present to the Company investment opportunities consistent with the Business Plan and such investment program as the Directors may adopt from time to time;

          1.4 furnishing or obtaining and supervising the performance of the ministerial functions in connection with the administration of the day-to-day operations of the Company as delegated by the President of the Company or the Directors, including the investment of reserve funds and surplus cash in short-term money market investments;

          1.5 serving as the Company's investment and financial advisor and providing research, economic, and statistical data in connection with the Company's investments and investment and financial policies;

          1.6 on behalf of the Company, investigating, selecting and conducting relations with borrowers, lenders, mortgagors, brokers, investors, builders, developers and others; provided however, that the Advisor shall not retain on the Company's behalf any consultants or third party professionals, other than legal counsel, without prior approval of the Directors;

          1.7 consulting with the Directors and furnishing the Directors with advice and recommendations with respect to the making, acquiring (by purchase, investment, exchange, or otherwise), holding, and disposition (through sale, exchange, or otherwise) of investments consistent with the Business Plan of the Company;

          1.8 performing all financial and internal accounting functions for the Company, including retaining such pre-approved outside services as may be required in acquiring and disposing of investments;

          1.9 providing all property management services for each real property listed on Exhibit A hereto ("Managed Properties"), which exhibit may be updated from time to time to add or delete properties at the discretion of the Directors. Such services shall include all normal and customary services necessary to manage, operate and maintain the properties in a manner consistent with past Company management including: the employment and discharge of employees and contractors; preparation of budgets; collection of receivables; leasing, including the hiring and supervising brokers; supervising all repairs, decorations, alternations and operating activities; obtaining, reviewing and, if requested, paying all property taxes and loan payments; complying with all agreements affecting the properties; paying all expenses from the operating account for the properties; maintaining all records; administering a tenant relations program; and maintaining appropriate financial books and records for each property;

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          1.10 advising the Company in connection with public or private sales of shares or other securities of the Company, or loans to the Company, but in no event in such a way that the Advisor could be deemed to be acting as a broker dealer or underwriter;

          1.11 monthly and at any other time requested by the Directors, making reports to the Directors regarding the Company's performance to date in relation to the Company's approved Business Plan and its various components, as well as the Advisor's performance of the foregoing services;

          1.12 assisting in preparation of reports and other documents necessary to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective communications with stockholders of the Company; and

          1.13 doing all things necessary to ensure its ability to render the services contemplated herein, including providing office space, office furnishings and personnel necessary for the performance of the foregoing services as Advisor, all at its own expense, except as otherwise expressly provided for herein.

     2. No Partnership or Joint Venture. The Company and the Advisor are not partners or joint venturers with each other, and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.

     3. Records.

3.1 Advisor Records and Reports. At all times, the Advisor shall keep proper books of account and records of the Company's affairs which shall be accessible for inspection by the Company at any time during ordinary business hours, and copies of which shall be provided to the Company with respect to each quarter within 60 days after the end of each quarter. These books of account and records are deemed to be the property of the Company. The Advisor will be entitled to keep copies for all periods for which this Agreement is in effect.

          3.2 Property Records and Reports.

               3.2.1 Books and Records. Advisor shall also maintain adequate and separate books and records for the Managed Properties in accordance with generally accepted accounting principles, and on an accrual basis, which shall be supported by sufficient documentation to ascertain that said entries are properly and accurately recorded and as may be reasonably requested by the Company. The Advisor shall maintain such control over accounting and financial transactions as is reasonably required to protect Company's assets from theft, error or fraudulent activity.

               3.2.2 Operating Reports. Advisor shall furnish monthly operating reports for each Managed Property of all transactions occurring from the first day of the prior month to the last day of the prior month on or before the 15th

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of the following month. These reports must show all collections, delinquencies, uncollectible items, vacancies, and other matters pertaining to the management, operation, and maintenance of the Managed Properties during the month. The reports shall include a comparison of monthly and year-to-date actual income and expense with the approved operating budget for each Managed Property.

     4. Additional Obligations of the Advisor. The Advisor shall refrain from any action (including, without limitation, furnishing or rendering services to tenants of property or managing or operating real property) that would (a) adversely affect the status of the Company as a real estate investment trust, as defined and limited in Sections 856-860 of the Internal Revenue Code, (b) violate any law, rule, regulation, or statement of policy of any governmental body or agency having jurisdiction over the Company or over its securities, (c) cause the Company to be required to register as an investment company under the Investment Company Act of 1940, or (d) otherwise not be permitted by the Articles of Incorporation of the Company.

     5. Bank Accounts. The Advisor may establish and maintain one or more bank accounts in its own name, and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Directors may approve, provided that no funds in any such account shall be commingled with funds of the Advisor; and the Advisor shall, as requested by the Directors from time to time, but no less often than quarterly, render appropriate accounting of such collections and payments to the Directors and to the auditors of the Company.

     6. Bond. The Advisor shall maintain a fidelity bond with a responsible surety company in such amount as may be required by the Directors from time to time, covering all directors, officers, employees, and agents of the Advisor handling funds of the Company and any investment documents or records pertaining to investments of the Company. Such bond shall inure to the benefit of the Company in respect to losses of any such property from acts of such directors, officers, employees, and agents through theft, embezzlement, fraud, negligence, error, or omission or otherwise, the premium for said bond to be at the expense of the Company.

     7. Information Furnished to Advisor. The Directors shall have the right to change the Business Plan at any time, effective upon receipt by the Advisor of notice of such change. The Company shall furnish the Advisor with all financial statements, including a signed copy of each report prepared by independent certified public accountants, and such other information with regard to the Company's affairs as the Advisor may from time to time reasonably request.

     8. Consultation and Advice. In addition to the services described above, the Advisor shall consult with the Directors, and shall, at the request of the Directors or the officers of the Company, furnish advice and recommendations with respect to any aspect of the business and affairs of the Company, including any factors that in the Advisor's best judgment should influence the policies of the Company.

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     9. Annual Business Plan and Budget. No later than December 15th of each year, the Advisor shall submit to the Directors a written Business Plan for the upcoming Fiscal Year of the Company. Such Business Plan shall include a twelve-month forecast of operations and cash flow with explicit assumptions and a general plan for asset sales or acquisitions, lending, foreclosure and borrowing activity, other investments or ventures and proposed securities offerings or repurchases or any proposed restructuring of the Company. To the extent possible, the Business Plan shall set forth the Advisor's recommendations and the basis therefor with respect to all material investments of the Company. Upon approval, including any modifications, by the Board of Directors, the Advisor shall be authorized to conduct the business of the Company in accordance with the explicit provisions of the Business Plan, specifically including the borrowing, leasing, maintenance, capital improvements, renovations and sale of investments set forth in the Business Plan. Any transaction or investment not explicitly provided for in the approved Business Plan shall require the prior approval of the Board of Directors unless made pursuant to authority expressly delegated to the Advisor. Within sixty (60) days of the end of each calendar quarter, the Advisor shall provide the Board of Directors with a report comparing the Company's actual performance for such quarter against the Business Plan.

     10. Compensation of Advisor. For services rendered under this Agreement, the Advisor shall receive the following compensation:

          10.1 Administrative Fee. A monthly fee of $15,800. Out of this fee, the Advisor shall pay all currently budgeted administrative expenses of the Company except for the following expenses which shall remain obligations of the
Company: insurance; accounting fees; legal fees; consulting fees; computer expenses; moving expenses; contract labor; director's fees; transfer agent fees; regulatory fees (SEC, NASDAQ, and NAREIT); SEC reporting expenses; penalties; income and franchise taxes; interest and depreciation and amortization expense.

          10.2 Property Management and Accounting Fee. A property management and accounting fee equal to five percent (5%) of the gross collected rents received by the Company from the Managed Properties, such gross rents to exclude interest income and insurance proceeds and to include all fixed rents, percentage rents, additional rents, operating expense and tax escalations, and any other charges paid to the Company in connection with the occupancy of a Managed Property. In the event the Advisor retains a sub-manager to perform on-site direct property management duties for a particular Managed Property, the Advisor's property management and accounting fee shall be reduced by the amount paid to the sub-manager and the Advisor shall continue to have the same ultimate responsibilities under this Agreement. Together, the property management and accounting fees may not exceed five percent (5%) without approval of the Directors.

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          10.3 Advisory Fee. A one-time advisory fee equal to five percent (5%)
of the Equity Value (defined below) of all real property acquired or long-term leased by the Company during the term of the Agreement. Payment of the Advisory Fee is intended to cover overhead expenses of the Advisor not covered by the Administrative fee and is subject to certain limitations on the operating expenses of the Advisor as set forth below.

     11. Incentive Compensation. As additional compensation for its services, Advisor shall receive an incentive fee consisting of 750,000 common stock purchase warrants ("Incentive Warrants") exercisable at $5 per share with a term of five (5) years. The warrants shall be issued as of the date of this Agreement and 225,000 Incentive Warrants shall vest immediately. The balance of 525,000 Incentive Warrants shall vest and become exercisable only as follows:

          11.1 Upon completion of an acquisition, purchase or long-term lease of real property by the Company, the remaining Incentive Warrants shall vest in an amount equal to 2.1% of the Equity Value of the Property acquired. "Equity Value" of a property is equal to the acquisition price of the property (before expenses of purchase) less any mortgage debt assumed or incurred in connection with the acquisition plus any capital expenditures and lease-up costs incurred in connection with the property during the first 12 months of ownership. Any cash proceeds from the sale or refinancing of assets owned by the Company and excess cash flow generated by assets owned by the Company that is received by the Company subsequent to January 1, 2000 and that has not been previously deducted from the acquisition price in a prior determination of Equity Value shall also be deducted from the acquisition price as part of the calculation of Equity Value. The total amount of Equity Value of real property subject to incentive compensation under this Agreement shall not exceed $25 million.

          11.2 Upon issuance, Incentive Warrants shall be issued to the Advisor for distribution to members and employees of the Advisor in accordance with the Warrant Distribution Schedule approved by the Company. This Warrant Distribution Schedule may be reasonably adjusted from time to time by the Advisor, with approval of the Directors. All members and employees of the Advisor who are scheduled to receive Incentive Warrants shall execute a Buy-Sell Agreement with the Advisor which contains a vesting schedule and provides for the disposition of the Incentive Warrants in a manner reasonably acceptable to the Company in the event of the death, retirement or termination of the member or employee.

          11.3 Notwithstanding the vesting schedule, the warrants shall not be exercisable by the holders until January 1, 2003.

          11.4 Issuance of Incentive Warrants is subject to all applicable rules of the Securities and Exchange Commission and the National Association of Securities Dealers or the American Stock Exchange, as applicable. The Company and the Advisor agree to cooperate with each other as may be required to obtain all approvals as may be necessary to complete the issuance of Incentive Warrants under this Agreement, including the approval of shareholders of the Company as may be required. The failure to obtain shareholder approval for the issuance of Incentive Warrants shall not invalidate any other provisions of this Agreement.

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     12. Statements. The Advisor shall furnish to the Company not later than the
15th day of each calendar month, beginning with the second calendar month of the term of this Agreement, a statement showing the computation of the fees, if any, payable with respect to the preceding calendar month (or, in the case of incentive compensation, for the preceding Fiscal Year, as appropriate) under this Agreement. The final settlement of incentive compensation for each Fiscal Year shall be subject to adjustment in accordance with, and upon completion of, the annual audit of the Company's financial statements; any payment by the Company or repayment by the Advisor that shall be indicated to be necessary in accordance therewith shall be made promptly after the completion of such audit and shall be reflected in the audited statements to be published by the Company.

     13. Compensation for Additional Services. If and to the extent that the Directors shall request the Advisor or any director, officer, partner, or employee of the Advisor to render services for the Company other than those required to be rendered by the Advisor hereunder, such additional services, if performed, will be compensated separately on terms to be agreed upon between such party and the Company in advance of the performance of such services.

     14. Expenses of the Advisor. Without regard to the amount of compensation or reimbursement received hereunder by the Advisor, the Advisor shall bear the following expenses:

          14.1 employment expenses of the personnel employed by the Advisor (including Directors, officers, and employees of the Company who are directors, officers, or employees of the Advisor or of any company that controls, is controlled by, or is under common control with the Advisor), including, but not limited to, fees, salaries, wages, payroll taxes, travel expenses, and the cost of employee benefit plans and temporary help expenses;

          14.2 advertising and promotional expenses incurred in seeking investments for the Company;

          14.3 rent, telephone, utilities, office furniture and furnishings, and other office expenses of the Advisor and the Company, except as any of such expenses relates to an office maintained by the Company separate from the office of the Advisor; and

          14.4 miscellaneous administrative expenses relating to performance by the Advisor of its functions hereunder.

     15. Expenses of the Company. The Company shall pay all of its expenses not assumed by the Advisor and, without limiting the generality of the foregoing, it

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is specifically agreed that the following expenses of the Company shall be paid by the Company and shall not be paid by the Advisor:

          15.1 the cost of money borrowed by the Company;

          15.2 income taxes, taxes and assessments on real property, and all other taxes applicable to the Company;

          15.3 legal, auditing, accounting, underwriting, brokerage, listing, registration and other fees, printing, and engraving and other expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Company's securities;

          15.4 fees, salaries, and expenses paid to officers and employees of the Company who are not directors, officers or employees of the Advisor, or of any company that controls, is controlled by, or is under common control with the Advisor or who are not otherwise paid by the Advisor on behalf of the Company;

          15.5 expenses directly connected with the acquisition, disposition, and ownership of real estate equity interests or other property (including the costs of foreclosure, insurance, legal, protective, brokerage, maintenance, repair, and property improvement services) and including, if approved in advance by the Board of Directors, all compensation, traveling expenses, and other direct costs associated with third parties engaged in (i) real estate transaction legal services, (ii) internal auditing, and (iii) foreclosure and other mortgage finance services, if not otherwise covered by the Advisory Fee;

          15.6 insurance, as required by the Directors (including directors' liability insurance);

          15.7 the out-of-pocket expenses incurred to third parties of organizing, revising, amending, converting, modifying, or terminating the Company;

          15.8 expenses connected with payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Directors to holders of securities of the Company;

          15.9 transfer agent's, registrar's, and indenture trustee's fees and charges;

          15.10 legal, accounting, investment banking, and auditing and tax preparation fees and expenses charged by independent parties performing these services not otherwise included in clauses 15.3 and 15.5 of this Section;

          15.11 out-of-pocket expenses paid to third parties and incurred by the Advisor, arising from the sales of Company properties;

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          15.12 costs and expenses connected with computer enhancements or consulting services, including but not limited to outside personnel compensation, hardware and software costs, and related development and installation costs associated therewith;

          15.13 costs and expenses associated with risk management (i.e. insurance relating to the Company's assets);

          15.14 loan refinancing compensation paid to third parties (not affiliated with the Advisor); and

          15.15 expenses approved in advance associated with special services requested by the Directors pursuant to Section 14 hereof.

     16. Other Activities of Advisor. The Advisor, its officers, directors, or employees or any of its Affiliates may engage in other business activities related to real estate investments or act as advisor to any other person or entity (including another real estate investment trust), including those with investment policies similar to the Company, provided that the Advisor and its officers, directors, or employees and any of its Affiliates shall present in writing to the Company on a right of first refusal basis any real estate investment opportunity that comes to the Advisor or such persons, regardless of whether such opportunity is in accordance with the Company's Business Plan.

     17. Limitation on Advisory Fee. To the extent that the Advisory Fee during the initial term of this Agreement exceeds the budget submitted by the Advisor and contained in the Business Plan ("Approved Budget"), the Advisor shall refund such excess fees to the Company. For purposes of calculating the Approved Budget, the parties shall include the expenses of the Advisor from September 1, 1999.

     18. Term; Termination of Agreement. This Agreement commence January 1, 2000 and shall continue in force until December 31, 2003, and, thereafter, it may be renewed from year to year, subject to any required approval of the Stockholders of the Company, by the approval of a majority of the Directors who are not affiliated with the Advisors. This Agreement may be terminated for any reason without penalty upon 120 days' written notice by the Company to the Advisor by the vote of a majority of the Directors who are not Affiliates of the Advisor or by the vote of holders of a majority of the outstanding shares of the Company. Notwithstanding the foregoing, however, in the event of any material change in the ownership, control, or management of the Advisor, the Company may terminate this Agreement without penalty and without advance notice to the Advisor. Resignation of either William T. Atkins or Charles K. Knight from the Advisor without prior approval of the Company shall be deemed a material change in control. If the Company desires to renew after the initial term or after the first one-year renewal following the initial term and the Advisor does not agree to renew or cannot renew (because both of William Atkins and Charles Knight are not willing to renew or for any other reason), then for the 30-day period

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following the first 30-day period after termination of this Agreement, the
Company will have the right to acquire all the outstanding Incentive Warrants at a price equal to the greater of (a) the amount, if any, by which the "Thirty Day Average Price", as defined below, exceeds the exercise price of the Incentive Warrants, and (b) $.001 per Incentive Warrant. The Company may effect a purchase of Incentive Warrants by delivering to the Warrant Holder a notice of repurchase together with a check or money order for the amount of payment. As used in this paragraph, the term "Thirty Day Average Price" means the weighted average sale price for the Company's common stock during the entire 30-day period following termination of this Agreement.

     19. Option to Acquire Advisor on Termination of Agreement. Upon termination of this Agreement, the Company shall have a right to acquire the business of Advisor through stock purchase, asset purchase or otherwise for the sum of One Hundred Dollars ($100) plus all unpaid Advisory fees and to continue the business of Advisor as it relates to assets of the Company. Upon the Company's election to acquire the business of Advisor, Advisor and Advisor's employees shall cooperate with the Company in transferring the business operations of Advisor to the Company.

     20. Amendments. This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise as provided herein.

     21. Assignment. This Agreement shall not be assigned by the Advisor without the prior consent of the Company. The Company may terminate this Agreement in the event of its assignment by the Advisor without the prior consent of the Company. Such an assignment or any other assignment of this Agreement shall bind the assignee hereunder in the same manner as the Advisor is bound hereunder. This Agreement shall not be assignable by the Company without the consent of the Advisor, except in the case of assignment by the Company to a corporation, association, trust, or other organization that is a successor to the Company. Such successor shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound hereunder.

     22. Default, Bankruptcy, Etc.. At the option solely of the Directors, this Agreement shall be and become terminated immediately upon written notice of termination from the Directors to the Advisor if any of the following events shall occur:

          22.1 If the Advisor shall violate any provision of this Agreement, and after notice of such violation shall not cure such default within 30 days; or

          22.2 If the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Advisor or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Advisor for its reorganization, and such adjudication or order shall remain in force or unstayed for a period of 30 days; or

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          22.3 If the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver of itself or of all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally, as they become due.

     The Advisor agrees that if any of the events specified in subsections 22.2 and 22.3 of this Section 22 shall occur, it will give written notice thereof to the Directors within seven days after the occurrence of such event.

     23. Action Upon Termination. From and after the effective date of termination of this Agreement, pursuant to Sections 19, 21 or 22 hereof, the Advisor shall not be entitled to compensation for further services hereunder but shall be paid all compensation accruing to the date of termination based on the Equity Value of all properties and cash proceeds not yet invested as of the termination Date. In addition to any obligations hereunder that may have accrued as of the effective date of termination (such as the obligations to provide reports for prior months), the Advisor shall forthwith upon such termination:

          23.1 pay over to the Company all monies collected and held for the account of the Company pursuant to this Agreement;

          23.2 deliver to the Directors a full accounting, including a statement showing all payments collected by it and a statement of any monies held by it, covering the period following the date of the last accounting furnished to the Directors;

          23.3 deliver to the Directors all property and documents of the Company then in the custody of the Advisor; and

          23.4 cooperate with the Company and take all reasonable additional steps requested to assist the Company in making an orderly transition of the advisory, accounting and property management functions.

     24. Miscellaneous. The Advisor shall be deemed to be in a fiduciary relationship to the shareholders of the Company. The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Directors in following or declining to follow any advice or recommendations of the Advisor. Neither the Advisor nor any of its shareholders, directors, officers, or employees shall be liable to the Company, the Directors, the holders of securities of the Company or to any successor or assign of the Company for any losses arising from the operation of the Company if the Advisor had determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company and the liability or loss was not the result of negligence or misconduct by the Advisor. However, in no event will the directors, officers or employees of the Advisor be personally liable for any act or failure to act unless it was the result of such person's willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

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     25. Notices. Any notice, report, or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report, or other communication is accepted by the party to whom it is given, and shall be given by being delivered at the following addresses of the parties hereto:

     to the Directors and/or the Company:

                  AmeriVest Properties Inc.
                  3333 South Wadsworth Boulevard, Suite D 216
                  Lakewood, CO 80227
                  Attn:  James F. Etter, President

     to the Advisor:

                  Sheridan Realty Advisors, LLC
                  1800 Glenarm Place, Suite 500
                  Denver, CO 80202
                  Attn:  Charles K. Knight, President

     Either party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 25.

     26. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction, or effect of this Agreement.

     27. Governing Law. This Agreement has been prepared, negotiated and executed in the State of Colorado. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado applicable to agreements made and to be performed entirely in the State of Colorado.

     28. Execution. This instrument is executed and made on behalf of the Company by an officer of the Company, not individually but solely as an officer, and the obligations under this Agreement are not binding upon, nor shall resort be had to the private property of, any of the Directors, stockholders, officers, employees, or agents of the Company personally, but bind only the Company property.


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REALTY  ADVISORS,  LLC., by their duly  authorized  officers,  have signed these presents all as of the day and year first above written.

                                        AMERIVEST PROPERTIES INC.


                                        By:  /s/  James F. Etter
                                            ------------------------------------
                                            James F. Etter
                                            President


                                        SHERIDAN REALTY ADVISORS, LLC.



                                        By:  /s/  Charles K. Knight
                                            ------------------------------------
                                            Charles K. Knight
                                            President


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                                    EXHIBIT A

                         Schedule of Managed Properties
                         ------------------------------


A.        Self-Storage Facilities (4)
         1.       Arvada Self-Storage                                 37,000 RSF
         2.       Denver Self-Storage                                 72,490 RSF
         3.       Thornton Self-Storage                               55,150 RSF
         4.       Westminster Self-Storage                            58,938 RSF

B.        Office Buildings (23)
         1.       State of Texas Buildings (14)                      235,886 RSF
         2.       Bank of America Buildings (4)                       60,289 RSF
         3.       Arvada Office Building                               8,000 RSF
         4.       Giltedge Building - Appleton, WI                    54,871 RSF
         5.       Keystone Office Buildings (3)  - Indianapolis, IN   95,836 RSF




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